EXHIBIT 8.1

June 20, 2013

FirstEnergy Ohio PIRB Special Purpose Trust 2013

CEI Funding LLC

OE Funding LLC

TE Funding LLC

The Cleveland Electric Illuminating Company

Ohio Edison Company

The Toledo Edison Company

c/o FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

Re:	FirstEnergy Ohio PIRB Special Purpose Trust 2013
Registration Statement on Form S-3 (File Nos. 333-187692-01 through -06) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special counsel to (i) FirstEnergy Ohio PIRB Special Purpose Trust 2013, a Delaware statutory trust (the “Trust”), as the issuer of pass-through trust certificates (the “Trust Certificates”), (ii) CEI Funding LLC, a Delaware limited liability company (“CEI Funding”), OE Funding LLC, a Delaware limited liability company (“OE Funding”) and TE Funding LLC, a Delaware limited liability company (“TE Funding”), and (iii) The Cleveland Electric Illuminating Company, a Ohio corporation (“CEI”), Ohio Edison Company, a Ohio corporation (“OE”) and The Toledo Edison Company (“TE”), in connection with the registration, pursuant to the Registration Statement, as amended, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of the offering and sale by the Trust of $444,922,000 aggregate principal amount of Trust Certificates and sold pursuant to the terms set forth in the Underwriting Agreement dated June 12, 2013 among the Trust, CEI, OE, TE, CEI Funding, OE Funding, TE Funding and Citigroup Global Markets, Inc., Goldman, Sachs & Co. and Credit Agricole Securities (USA) Inc., as Representatives of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act.

In rendering the opinions contained herein, we have examined the Prospectus dated June 12, 2013 and the Prospectus Supplement dated June 12, 2013 forming a part of the Registration Statement, the transaction documents (the “Transaction Documents”) and such other documents, corporate records, statements and representations made by officers and other representatives of the Trust, CEI Funding, OE Funding, TE Funding, CEI, OE and TE and other matters of fact and law as we have deemed necessary or appropriate for

FirstEnergy Ohio PIRB Special Purpose Trust 2013

CEI Funding LLC

OE Funding LLC

TE Funding LLC

The Cleveland Electric Illuminating Company

Ohio Edison Company

The Toledo Edison Company

June 20, 2013

purposes of rendering the opinions expressed below. In rendering those opinions, we have assumed that the Trust Certificates will be issued in accordance with the terms of the Transaction Documents and as otherwise described in the Prospectus, in each case as in effect on the date hereof, and that all other transactions relating to the issuance of the Trust Certificates that are described in the Registration Statement as in effect on the date hereof will be consummated as described therein. We have also assumed the financing order (as defined in the Prospectus) is valid, is in full force and effect and is final and nonappealable. For purposes of our opinion, however, we have not made an independent investigation of the facts, assumptions, warranties and statements set forth in the Registration Statement or in any other document. Apart from establishing that the facts, assumptions, warranties, statements and representations set forth herein or contained in the Registration Statement are not in our view unreasonable, we have not independently verified any of such facts, assumptions, warranties or statements.

We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been duly authorized, executed and delivered, and the legal capacity of all natural persons.

Based on the foregoing, we hereby confirm that the statements of legal conclusions set forth in the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences” constitute our opinion, subject to the assumptions, qualifications and limitations set forth therein.

In rendering this opinion, we do not express any opinion concerning any laws other than the U.S. federal income tax laws. Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, judicial decisions and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which our opinion is based. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

FirstEnergy Ohio PIRB Special Purpose Trust 2013

CEI Funding LLC

OE Funding LLC

TE Funding LLC

The Cleveland Electric Illuminating Company

Ohio Edison Company

The Toledo Edison Company

June 20, 2013

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Trust, CEI, OE, TE, CEI Funding, OE Funding and TE Funding on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus dated June 12, 2013 and the Prospectus Supplement dated June 12, 2013, forming a part of the Registration Statement under the caption “Legal Matters,” and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the related rules and regulations of the Commission.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.